UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 29, 2013

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Pursuant to the financing effected by Opexa Therapeutics, Inc. (the “Company”) in July 2012 (the “July 2012 Note Financing”), which entailed the Company’s issuance of 12% Convertible Secured Promissory Notes (the “Notes”), cash in the amount of $1,000,000 (the “Cash Collateral”) has been maintained in a segregated account and subject to a control agreement in favor of Alkek and Williams Ventures, Ltd., as collateral agent for all purchasers of the Notes.  Pursuant to a Waiver and Omnibus Amendment executed by the holders of at least two-thirds (66-2/3%) of the principal amount of the outstanding Notes and accepted by the Company, the amount of the Cash Collateral has been reduced to $500,000.  In exchange for such reduction, the Company has issued warrants (the “Warrants”) to the holders of the Notes to purchase an aggregate of 187,500 shares of the Company’s common stock (the “Common Stock”).  The form of Warrant is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Warrants have an exercise price of $1.21 per share and a five-year term.  The Company can redeem the Warrants at $0.01 per underlying share of Common Stock if the Common Stock closes at or above $10.00 per share for 20 consecutive trading days.

The Warrants contain a limitation on exercise, as applicable, such that the Warrant may not be exercised to the extent the holder thereof would beneficially own in excess of 19.9% of the Common Stock outstanding or control in excess of 19.9% of the total voting power of the Company’s outstanding securities, unless and until the Company obtains shareholder approval permitting such issuance of shares.

Purchasers of Notes from the Company in the July 2012 Note Financing, and thus recipients of Warrants pursuant to the reduction in the Cash Collateral, include several existing large shareholders of the Company as well as three members of the Company’s Board of Directors.  Entities affiliated with director Scott B. Seaman will receive Warrants to acquire an aggregate of 59,670 shares of Common Stock, director David E. Jorden will receive a Warrant to acquire 5,278 shares of Common Stock, and director and President & Chief Executive Officer Neil K. Warma will receive a Warrant to acquire 688 shares of Common Stock.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is incorporated herein by reference.  The offers and issuance of the Warrants were made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of applicable states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws, based upon representations made by the recipients of the Warrants (each of whom is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D).

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Series K Warrant issued to holders of Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 30, 2013	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Series K Warrant issued to holders of Notes.

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